Exhibit 4.9

PUBLIC HEALTH SERVICE

FIRST AMENDMENT TO EXCLUSIVE PATENT LICENSE AGREEMENT - L-249-2001/0

AMENDMENT L-249-2001/1

This Amendment, L-249-2001/1, (“First Amendment”) of the Exclusive Patent License L-249-2001/0 (“Agreement”) is made between the National Institutes of Health (“NTH”), the Centers for Disease Control and Prevention (“CDC”), or the Food and Drug Administration (“FDA”), hereinafter singly or collectively referred to as (“PHS”), agencies of the United States Public Health Service within the Department of Health and Human Services (“DHHS”) through the Office of Technology Transfer, NIH, having an address at 6011 Executive Boulevard, Suite 325, Rockville, Maryland 20852-3804, U.S.A. and Can-Fite BioPharma, Ltd. having offices at the address indicated on the Signature Page, hereinafter referred to as “Licensee”.

Whereas, Licensee desires to add an option to discontinue or drop development of a Licensed Field of Use without penalty upon written notification of PHS of a decision to do so;

Whereas, Licensee desires to amend the existing Benchmarks included in Appendix E - Benchmarks and Performance of the Agreement.

Whereas, Licensee desires to add Benchmarks for “Non-prime” Indications to Appendix E of the Agreement.

Whereas, PHS and Licensee are mutually willing to amend the Agreement to accommodate the desire for providing an option to discontinue or drop a Licensed Field of Use without penalty and for modifying Appendix E - Benchmarks and Performance.

Now therefore, PHS and Licensee, intending to be bound, hereby mutually agree to the following:

A.	The Agreement shall be modified as follows:

1.     Paragraph 9.02 shall have added the following two sentences:

Licensee may discontinue or drop commercial development of any Licensed Field of Use identified in Appendix B provided that Licensee notifies PHS in writing within thirty (30) days of making such a decision, and provided that one or more of the remaining Licensed Fields of Use continues to be developed. Upon such notification, PHS will amend the Agreement to reflect this removal from the Licensed Fields of Use and Benchmarks.

2.    Appendix E - Benchmarks and Performance shall be deleted in its entirety and be replaced with a new Appendix E - Benchmarks and Performance that shall now read:

APPENDIX E -Benchmarks and Performance

Licensee agrees to the following Benchmarks for its performance under this Agreement and, within thirty (30) days of achieving a Benchmark, shall notify PHS that the Benchmark has been achieved.

Regulatory Benchmarks for the Prime Indications

I.	For the Myeloprotection therapeutic indication:

1.	Initiate FDA Phase I or Phase I/II clinical trial or foreign equivalent by the end of third quarter 2006.

2.	Initiate FDA Phase lib clinical efficacy trial or foreign equivalent by the end of fourth quarter 2007.

3.	Initiate FDA Phase III clinical trial or foreign equivalent by the end of second quarter 2009.

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 FIRST AMENDMENT TO PHS LICENSE AGREEMENT L-249-2001/0

4.	Submit a New Drug Application (NDA) (or its equivalent) to the FDA (or its foreign equivalent) for a Licensed Product or Process by the end of fourth quarter 2010.

II.	For the Stem Cell Immobilization therapeutic indication:

1.	Initiate FDA Phase I clinical trial or foreign equivalent by the end of second quarter 2007.
2.	Initiate FDA Phase II clinical efficacy trial or foreign equivalent by the end of first quarter 2008.
3.	Initiate FDA Phase II clinical trial or foreign equivalent by the end of second quarter 2009.
4.	Submit a New Drug Application (NDA) (or its equivalent) to the FDA (or its foreign equivalent) for a Licensed Product or Process by the end of fourth quarter 2010.

III.	For the Anti-cancer therapeutic indication (for Cl-IB-MECA):

1.	Initiate FDA Phase I or Phase I7II clinical trial or foreign equivalent by the end of third quarter 2006.
2.	Initiate FDA Phase lib clinical efficacy trial or foreign equivalent by the end of second quarter 2007.
3.	Initiate FDA Phase III clinical trial or foreign equivalent by the end of second quarter 2008.
4.	Submit a New Drug Application (NDA) (or its equivalent) to the FDA (or its foreign equivalent) for a Licensed Product or Process by the end of second quarter 2010.

Regulatory Benchmarks for the Non-Prime Indications

I.	For the Anti-viral therapeutic indication:

1.	Initiate FDA Phase I clinical trials or foreign equivalent by the end of second quarter 2007.
2.	Initiate FDA Phase II clinical trials or foreign equivalent by the end of fourth quarter 2008.
3.	Initiate FDA Phase III clinical trials or foreign equivalent by the end of second quarter 2010.
4.	Submit a New Drug Application (NDA) by the end of fourth quarter 2012.

II.	For the Arthritis therapeutic indication: (Phase I and II studies using IB-MECA have already been accomplished for this indication):

1.	Initiate FDA Phase lib clinical efficacy trials or foreign equivalent in rheumatoid arthritis by the end of second quarter of 2006.
2.	Initiate FDA Phase III clinical trials or foreign equivalent by the end of fourth quarter of 2007.
3.	Submit a New Drug Application (NDA) (or its equivalent) to the FDA (or its foreign equivalent) for a Licensed Product or Process by the end of fourth quarter 2009.

B.	Licensee agrees to pay PHS a nonrefundable First Amendment execution fee in the amount of twenty five thousand ($25,000) dollars. This First Amendment Execution Fee will be payable within thirty (30) days of conclusion of an equity or debt financing from non-affiliated third parties or a merger with or an acquisition by another corporation.

C.	All terms and conditions of the Agreement not herein amended remain binding and in effect;

D.	The execution date of this First Amendment shall be the date when it has been signed by all parties; and

B.	The Agreement, and this First Amendment constitute the entire understanding between PHS and Licensee and supersede all prior agreements and understandings with respect to Materials and Licensed Products.

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SIGNATURES BEGIN ON THE NEXT PAGE

FIRST AMENDMENT TO PHS LICENSE AGREEMENT L-249-2001/0

SIGNATURE PAGE

For PHS:

/s/ Steven M. Ferguson	8/4/05
Steven M. Ferguson	Date
Director, Division of Technology Development and Transfer
Office of Technology Transfer
National Institute of Health

Mailing Address for Notices:

Chief, License Monitoring & Enforcement Branch

Office of Technology Transfer

National Institutes of Health

6011 Executive Boulevard, Suite 325

Rockville, Maryland 20852-3804 U.S.A.

For Licensee (Upon, information and belief, the undersigned expressly certify or affirm that the contents of any statements of Licensee made or referred to in this document are truthful and accurate.):

By:

/s/ Pnina Fishman	August 15, 2005
Pnina Fishman	Date
Chief Executive Officer

Official and Mailing Address for Notices:

Can-Fite BioPharma, Ltd.

10 Bareket Street

Kiryat Matalon, P.O. Box 7537

PetachTikva 49170

ISRAEL

A-l 73-2004

First Amendment (L-249-2001/1) of Exclusive Patent License Agreement (L-249-2001/0)

PHS: Can-Fite Biopharma, Ltd. -FINAL [08/02/05]